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                                                                    Exhibit 99.2

                              OPENWAVE SYSTEMS INC.
                              ---------------------

                       1999 EMPLOYEE STOCK PURCHASE PLAN/1/
                       ----------------------------------

                    (As Amended effective November 17, 2000)

                   (As Further Amended effective May 1, 2001)

          (As Further Amended and Restated effective November 1, 2001)

          (As Further Amended and Restated effective November 30, 2001)

     The following constitute the provisions of the 1999 Employee Stock Purchase Plan of Openwave Systems Inc.

     1.   Purpose. The purpose of the Plan is to provide employees of the
          -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code and the Plan shall be interpreted and administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Board or the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

     2.   Definitions.
          -----------

          (a) "Affiliate" means any Designated Subsidiary or any individual,
               ---------
corporation, limited liability company, partnership, association, joint-stock company, trust, any unincorporated organization, or government or political subdivision thereof that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company, whether now or hereafter existing which has been designated as an "Affiliate" by the Board or the Committee for purposes of the Plan.

          (b) "Applicable Law" means the legal requirements relating to the
               --------------
administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where options are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

          (c) "Board" means the Board of Directors of the Company.
               -----

          (d) "Code" means the U.S. Internal Revenue Code of 1986, as amended.
               ----

          (e) "Common Stock" means the Common Stock of the Company.
               ------------

          (f) "Company" means Openwave Systems Inc., a Delaware corporation.
               -------

          (g) "Compensation" means all base straight time gross earnings, sales
               ------------
commissions, incentive compensation, incentive payments, bonuses, shift premium, payments for overtime and other compensation.

          (h) "Continuous Status as an Employee" means the absence of any
               --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Affiliates.

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/1 Formerly known as the Phone.com 1999 Employee Stock Purchase Plan./

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          (i) "Contributions" means all amounts credited to the account of a
               -------------
participant pursuant to the Plan.

          (j) "Corporate Transaction" means a sale of all or substantially all
               ---------------------
of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

          (k) "Designated Subsidiaries" means the Subsidiaries which have been
               -----------------------
designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

          (l) "Employee" means any person, including an Officer, who is
               --------
customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Subsidiaries. Notwithstanding the foregoing, if expressly provided in a sub-plan, "Employee" means any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Affiliates, or as otherwise required under Applicable Laws.

          (m) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as
               ------------
amended.

          (n) "Offering Date" means the first business day of each Offering
               -------------
Period of the Plan.

          (o) "Offering Period" means a period of twenty-four (24) months
               ---------------
commencing on November 1 and May 1 of each year, except for the first Offering Period as set forth in Section 4(a).

          (p) "Officer" means a person who is an officer of the Company within
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the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (q) "Plan" means this 1999 Employee Stock Purchase Plan.
               ----

          (r) "Purchase Date" means the last day of each Purchase Period of the
               -------------
Plan.

          (s) "Purchase Period" means a period of six (6) months within an
               ---------------
Offering Period, except for the Purchase Periods in the first Offering Period as set forth in Section 4(b).

          (t) "Purchase Price" means with respect to a Purchase Period an amount
               --------------
equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase ("Additional Shares"), and (iii)
                                                 -----------------
the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on
      -------------------------------
the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

          (u) "Securities Act" means the U.S. Securities Act of 1933, as
               --------------
amended.

          (v) "Share" means a share of Common Stock, as adjusted in accordance
               -----
with Section 19 of the Plan.

                                      -2-

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          (w) "Subsidiary" means a corporation, domestic or foreign, of which
               ----------
not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.
          -----------

          (a) Any person who is an Employee of the Company or a Designated Subsidiary as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and any applicable limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Offering Period at a time. Notwithstanding the foregoing, if expressly provided in a sub-plan, any person who is an Employee (as defined in such sub-plan) as of the Offering Date of a given Offering Period (and who is not eligible to participate in the Plan in accordance with the preceding sentence) shall be eligible to participate in such Offering Period, subject to the requirements of Section 5(a) and if not otherwise provided under the terms of such sub-plan, any applicable limitations imposed by Section 423(b) of the Code; provided however that such eligible Employees may not participate in more than one Offering Period at a time.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods and Purchase Periods.
        -------------------------------------

          (a) Offering Periods. The Plan shall be generally implemented by a
              ----------------
series of Offering Periods of twenty-four (24) months' duration, with new Offering Periods (other than the first Offering Period) commencing on or about November 1 and May 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock (the "IPO Date") and continue until April 30, 2001. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

          (b) Purchase Periods. Each Offering Period shall generally consist of
              ----------------
four (4) consecutive purchase periods of six (6) months' duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on November 1 shall end on the next April 30. A Purchase Period commencing on May 1 shall end on the next October 31. The first Purchase Period of the first Offering Period shall commence on the IPO Date and shall end on January 31, 2000 with subsequent Purchase Periods ending on April 30, 2000, October 31, 2000 and April 30, 2001. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5. Participation.
        -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible

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Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

          (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

          (c) Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Board or the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Board or the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

     6.   Method of Payment of Contributions.
          ----------------------------------

          (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such other percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account unless payroll deductions are prohibited under applicable law, in which case the provisions of Section 5(c) shall apply.

          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during each Purchase Period may either increase or decrease the rate of his or her Contributions with respect to the Purchase Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.   Grant of Option.
          ---------------

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date the number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 5,000 Shares (after giving effect to the 2-1 stock split in November 1999 and subject to any further adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

          (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Board in its
           -----------------
discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street
                                                           ---------------
Journal. For purposes of the Offering Date under the first Offering Period under
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the Plan, the Fair Market Value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act.

     8.   Exercise of Option. Unless a participant withdraws from the Plan as
          ------------------
provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

     9.   Delivery. As promptly as practicable after each Purchase Date of each
          --------
Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the Shares purchased upon exercise of his or her option. Any payroll deductions or Contributions accumulated in a participant's account which are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant.

     10.  Voluntary Withdrawal; Termination of Employment.
          -----------------------------------------------

          (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated unless otherwise required under Applicable Laws, in which case any Employees affected by such Applicable Laws shall be deemed to be participating in a sub-plan, unless the Board or the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

          (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11.  Automatic Withdrawal. If the Fair Market Value of the Shares on any
          --------------------
Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period. Participants shall automatically be withdrawn as of October 31, 1999 from the Offering Period beginning on the IPO Date and re-enrolled in the Offering Period beginning on November 1, 1999 if the Fair Market Value of the Shares on the IPO Date is greater than the Fair

Market Value of the Shares on October 31, 1999, unless a participant notifies the Administrator prior to October 31, 1999 that he or she does not wish to be withdrawn and re-enrolled.

     12.  Interest. No interest shall accrue on the Contributions of a
          --------
participant in the Plan unless otherwise required under Applicable Laws, in which case any Employees affected by such Applicable Laws shall be deemed to be participating in a sub-plan, unless the Board or the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

     13.  Stock.
          -----

          (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 5,028,163 Shares (after giving effect to the 2-1 stock split in November 1999 and including the Automatic Annual Increase (as defined below) for fiscal years 2000 and 2001), plus the automatic annual increase on the first day of each of the Company's fiscal years in 2002, 2003 and 2004 equal to the lesser of (i) 1,000,000 Shares (after giving effect to the 2-1 stock split in November 1999), or (ii) one percent (1%) of the Shares outstanding on the last day of the immediately preceding fiscal year (the "Automatic Annual Increase'). If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

          (b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.  Administration. The Board, or a committee named by the Board, shall
          --------------
supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board or the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the Employees affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Board or the Committee may also adopt sub-plans applicable to particular Designated Subsidiaries, Affiliates or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Paragraph 13(a) above, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

     15.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.  Transferability. Neither Contributions credited to a participant's
          ---------------
account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17.  Use of Funds. All Contributions received or held by the Company under
          ------------
the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions unless otherwise required under Applicable Laws.

     18.  Reports. Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

     19.  Adjustments Upon Changes in Capitalization; Corporate Transactions.
          ------------------------------------------------------------------

          (a) Adjustment. Subject to any required action by the stockholders of
              ----------
the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the maximum number of shares of Common Stock which may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (b) Corporate Transactions. In the event of a dissolution or
              ----------------------
liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any
                                       -----------------
Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

     20.  Amendment or Termination.
          ------------------------

          (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. Notices. All notices or other communications by a participant to the
         -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with
         ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan; Effective Date. The Plan shall become effective upon the
         ----------------------------
IPO Date. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

     24. Additional Restrictions of Rule 16b-3. The terms and conditions of
         -------------------------------------
options granted hereunder to, and the purchase of Shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                              OPENWAVE SYSTEMS INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT
                             ----------------------



                                                             New Election
                                                                          ------
                                                       Change of Election
                                                                          ------

     1. I,                         , hereby elect to participate in the Openwave
           ------------------------
Systems Inc. 1999 Employee Stock Purchase Plan (the "Plan") for the Offering
                                                     ----
Period               ,      to                ,     , and subscribe to purchase
       --------------  ----    ---------------  ----
shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

     2. I elect to have Contributions in the amount of     % of my Compensation,
                                                       ----
as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 20% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

     3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

     4. I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can increase or decrease the rate of my Contributions on one occasion only with respect to either an increase or a decrease during any Purchase Period by completing and filing a new Subscription Agreement with such increase or decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

     5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete "Openwave Systems Inc. 1999 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

     6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

                                            ------------------------------------

                                            ------------------------------------

     7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:


NAME:  (Please print)                       ------------------------------------
                                            (First)       (Middle)        (Last)


---------------------                       ------------------------------------
(Relationship)                              (Address)


                                            ------------------------------------

     8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I hereby agree to notify the Company in writing within 30 days after the
     ------------------------------------------------------------------------
date of any such disposition, and I will make adequate provision for federal,
-----------------------------------------------------------------------------
state or other tax withholding obligations, if any, which arise upon the
------------------------------------------------------------------------
disposition of the Common Stock. The Company may, but will not be obligated to,
-------------------------------
withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

     9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I understand that this tax summary is only a summary and is subject to
     ----------------------------------------------------------------------
change. I further understand that I should consult a tax advisor concerning the
------
tax implications of the purchase and sale of stock under the Plan.

     10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:
           ----------------------------------

SOCIAL SECURITY #:
                   --------------------------

DATE:
      ---------------------------------------

SPOUSE'S SIGNATURE (necessary
if beneficiary is not spouse):


---------------------------------------------
(Signature)

                              OPENWAVE SYSTEMS INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL
                              --------------------

     I,                           , hereby elect to withdraw my participation in
        --------------------------
the Openwave Systems Inc. 1999 Employee Stock Purchase Plan (the "Plan") for the
Offering Period that began on              ,      . This withdrawal covers all
                              --------- ---  -----
Contributions credited to my account and is effective on the date designated below.

     I understand that all Contributions credited to my account will be paid to me as promptly as practicable upon receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

     The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.


Dated:
      -------------------                    -----------------------------------
                                             Signature of Employee


                                             -----------------------------------
                                             Social Security Number